EXHIBIT (a)(xi)

                                  Election Form

      Return by 11:59 p.m. Eastern (New York City) Time, on May 7, 2003 (unless we extend this offer to a later date), to:

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           Country           Contact Person          Contact Information
           -------           --------------          -------------------
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U.S. based employees         Marty Brown       Fax # +1-408-764-3948,
                                               phone # +1-408-764-3900,
                                               E-mail mbrown@lumenis.com

                                               2400 Condensa St.
                                               Santa Clara, CA 95051
                                               USA
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European based employees   Jorine Wunneberg    Fax #+31-20-347-5098,
                                               Phone # +31-20-347-5064,
                                               E-mail  jwunneberg@lumenis.com

                                               Gondel 1
                                               1186 MJ Amstelveen
                                               The Netherlands
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Israel based employees     Arnon Rosenberg     Fax # 04-9599130,
                                               Phone # 04-9599104,
                                               E-mail  arosenberg@lumenis.com

                                               Yokneam Industrial Park
                                               P.O.B. # 240
                                               Yokneam 20692
                                               Israel
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Japan based employees      Tomoko Yamada       Fax #  +81-3-5789-8426,
                                               Phone # +81-3-5789-8378,
                                               E-mail  tyamada@lumenis.com

                                               No. 31 Kowa Bldg.
                                               3-19-1, Shirokanedai
                                               Minato-ku, Tokyo 108-0071
                                               Japan
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China based employees      Eddy Zhang          Fax # +8610-6510-2621,
                                               Phone # +8610-6510-2620,
                                               E-mail ezhang@lumenis.com

                                               Unit 1018, Bright China ChangAn
                                               Blvd.
                                               No. 7 Jianguomen Nei Ave.
                                               Beijing 100005
                                               China
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

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           Country           Contact Person          Contact Information
           -------           --------------          -------------------
--------------------------------------------------------------------------------
Hong Kong based employees  HC Lee              Fax # + 852-2722-5151,
                                               Phone # +852-2174-2815,
                                               E-mail hc.lee@lumenis.com

                                               Unit Nos. 1517-18, Level 15,
                                               Tower II
                                               Grand Century Place
                                               193 Prince Edward Road West
                                               Mongkok, Kowloon
                                               Hong Kong
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      This Election Form relates to the option exchange offer (the "Offer")
described in the Lumenis Inc. Offer to Exchange Outstanding Options to Purchase Ordinary Shares dated March 28, 2003, as supplemented by the Supplement dated April 14, 2003 (the "Offer to Exchange"). To elect to participate in the Offer and tender your eligible option(s) for exchange, you must properly complete, sign and deliver this Election Form, either by hand delivery, interoffice mail or fax to the applicable contact person listed above, by not later than the expiration of the Offer. The Offer expires at 11:59 p.m. Eastern Time on May 7, 2003, unless we extend it.

      Please sign and return this Election Form regardless of whether or not you choose to tender your Eligible Options for exchange.

      By checking the first selection below and signing this Election Form, you are electing to tender for exchange all of your Eligible Options. If you do not wish to participate in the Offer, please indicate this by checking the second selection below.

    _______    I wish to participate in the Offer.

    _______    I decline to participate in the Offer.

Acknowledgement and Signature

      By signing and dating this document, you acknowledge that you have received all documents provided to you in regard to this Offer, including the "Offer To Exchange Outstanding Options to Purchase Ordinary Shares".


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Signature                               Date

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Name (please print)


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